Exhibit 99.2

Sutro Biopharma Announces Strategic Portfolio Review Resulting in the Prioritization of its Next-Generation ADC Pipeline

– Sutro will rapidly advance next-generation exatecan and dual-payload ADC programs; luveltamab tazevibulin development to be deprioritized as Sutro continues to seek a partner –

– Three INDs for wholly-owned programs expected in the next 3 years, beginning with novel Tissue Factor ADC, STRO-004, planned for 2H 2025 –

– Jane Chung, President and COO, to succeed Bill Newell as CEO and Board Director –

– Cash, cash equivalents and marketable securities as of December 31, 2024 of $316.9 million, with cash runway expected into at least Q4 2026, excluding anticipated milestones from existing collaborations –

– Conference call today at 2:00 p.m. PT/ 5:00 p.m. ET –

SOUTH SAN FRANCISCO, Calif., March 13, 2025 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), an oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today announced the completion of a strategic portfolio review resulting in the prioritization of its three wholly-owned preclinical programs in its next-generation ADC pipeline, beginning with its potentially best-in-class exatecan ADC targeting Tissue Factor, STRO 004, expected to enter the clinic in the second half of 2025.

Additionally, the Company announced that it is deprioritizing additional investment into development of luvelta across all indications and is reducing headcount by nearly 50 percent. The Company will continue to explore global out-licensing opportunities for luvelta, as Sutro still believes in its potential to provide significant benefit to patients with unmet need. Further, given Sutro’s significant progress in fully externalizing its cell-free manufacturing to scale, the Company intends to exit its internal GMP manufacturing facility by year-end. As a result of this strategic review and reprioritization, the Company’s cash runway is expected into at least the fourth quarter of 2026, excluding anticipated milestones from existing collaborations.

The Company also announced that Bill Newell and Sutro’s Board of Directors have mutually agreed that it is the right time to transition leadership. Jane Chung, President and Chief Operating Officer, will assume the responsibilities of Chief Executive Officer and Board member from Mr. Newell, effective today. Mr. Newell will continue to be available at the Company’s request in an advisory capacity through the transition.

“It has been a privilege to be the CEO of Sutro, and I am proud of what the team has accomplished. As the Company begins this exciting new phase, I want to express my utmost confidence in Jane to advance the Company’s leadership in next-generation ADCs,” said Bill Newell. “The decision to reallocate resources from the development of luvelta was difficult, as we remain steadfast in our belief in its significant potential to benefit patients with cancer. Most importantly, we would like to thank the patients, their families, clinicians, partners and employees who made our luvelta program possible.”

111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com

“Our strategic portfolio review determined that the best path forward is to prioritize our next-generation exatecan and dual-payload ADC programs,” said Jane Chung, Sutro’s Chief Executive Officer. “This shift in focus will result in considerable reduction of operating costs and allow us to chart a new future for Sutro. We believe the programs we selected are high-value, potentially best-in-class candidates that harness our unique ability to address the most complex biology. Over the next three years, we plan to file three INDs for our wholly-owned programs. In addition, Sutro remains committed to our existing strategic collaborations which have the potential to generate up to $2 billion in milestone payments, in addition to royalties.”

Commented Connie Matsui, Sutro’s Board Chair: “We are grateful for Bill’s many years of service and dedication to Sutro, in particular for leading the development of our trailblazing cell-free platform, and for his support of the Company’s new direction. We are also appreciative of the many significant contributions made by the employees who are departing.”

Pipeline Priorities and Organizational Changes

Wholly-Owned Sutro Programs:

•
STRO-004: Sutro’s novel exatecan Tissue Factor ADC, has been prioritized as the Company’s lead program, with an initial focus in solid tumors. The Company is preparing to submit an IND in the second half of 2025.
•
STRO-006: Sutro’s differentiated integrin beta-6 ADC is expected to enter clinical development in 2026 aimed at multiple solid tumors.
•
Dual-Payload Program: An IND for Sutro’s first wholly-owned dual-payload ADC is anticipated to be filed in 2027.

Existing Collaborations for Next-Generation ADCs:

•
Ipsen: A drug development program is ongoing with Ipsen for STRO-003, a ROR1 ADC.
•
Astellas: Two research and development programs are ongoing with Astellas for dual-payload immunostimulatory ADCs (iADCs).

These collaborations remain a strategic priority given their long-term value creation potential and the increasing relevance of specialized ADCs in the treatment of cancer.

Organization:

•
Headcount and Operations: As part of this restructuring, Sutro will reduce its organizational headcount by nearly 50 percent. These changes are in process and are expected to be substantially complete by the end of 2025. Manufacturing capabilities to support the next-generation ADC pipeline have been fully established and scaled up externally.

As a result, Sutro’s operations at its manufacturing facility in San Carlos are expected to cease by year end 2025.

•
Management: Jane Chung, President and Chief Operating Officer, will assume the responsibilities as Chief Executive Officer and will be appointed as a member of the Board today. Bill Newell is stepping down as Chief Executive Officer and as a member of the Board, also effective today. He will continue to be available at the Company’s request in an advisory capacity through the transition.

111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com

Financial:

•
Restructuring Expenditures: Cash payments associated with this decision are estimated to be $40 to $45 million. Cost reductions subsequently realized from the restructuring, combined with refocused clinical development priorities give the Company an expected cash runway into at least the fourth quarter of 2026, excluding anticipated milestones from existing collaborations. The Company reports cash, cash equivalents and marketable securities as of December 31, 2024 of $316.9 million.
•
Luvelta Deprioritization: Despite promising clinical data, the Company made the difficult decision to deprioritize additional investment into development of luvelta and focus its resources on its early pipeline. Sutro continues to explore out-licensing opportunities to deliver the promise of luvelta’s benefit to patients with unmet need in platinum resistant ovarian cancer and beyond.

The Company will host a conference call and webcast today at 2:00 p.m. PT/ 5:00 p.m. ET. The webcast information will also be available through the News & Events section of the Investors portion of the Company’s website at www.sutrobio.com. An archived replay will be available for at least 30 days after the event.

About Sutro Biopharma

Sutro Biopharma, Inc., is relentlessly focused on the discovery and development of precisely designed cancer therapeutics to transform what science can do for patients. Sutro’s fit-for-purpose technology, including cell-free XpressCF®, provides the opportunity for broader patient benefit and an improved patient experience. Sutro is advancing a robust early-stage pipeline of novel exatecan and dual-payload antibody drug conjugates (ADCs), coupled with high-value collaborations and industry partnerships, which validate its continuous product innovation. Sutro is headquartered in South San Francisco. For more information, follow Sutro on social media @Sutrobio, or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, including enrollment and site activation; timing of announcements of clinical results, trial initiation, and regulatory filings; outcome of discussions with regulatory authorities; potential benefits of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the timing of exiting the manufacturing facility in San Carlos; the timing and receipt of anticipated future milestone payments; the Company’s expected cash runway; and the expected costs and cost reductions associated with the restructuring. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s

111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates,, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Emily White

Sutro Biopharma

(650) 823-7681

ewhite@sutrobio.com

Media Contact

Amy Bonanno

Lyra Strategic Advisory

abonanno@lyraadvisory.com

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111 Oyster Point Blvd South San Francisco, CA 94080 T: 650-881-6500 F: 650.553.9659 W: sutrobio.com